PART II

            INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         _______________________________________

         The documents listed below have been filed by the Corporation with the Commission and are incorporated herein by reference:

         (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

         (b) The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 1994.

         (c) The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 1994.

         (d) The description of the common stock, per value $2.50 per share, of the Corporation (the "Common Stock"), included in the Corporation's Registration Statement No. 33-50665 on Form S-3, filed under the Securities Act of 1933 (the "1933 Act").

         All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Common Stock offered hereby has been sold, or which deregisters all such Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel
         ______________________________________

         As Vice President-Law and External Affairs and Secretary of the Corporation, Steven L. Zeller is an officer-employee of the registrant and is eligible to participate in the 1992 Stock Incentive and Key Employee Stock Investment Plan.

Item 6.  Indemnification of Directors and Officers
         _________________________________________

         Article VI of the By-laws of the Corporation sets forth certain rights of the directors and officers of the Corporation to indemnification.
         Section 23-1-37 of the Indiana Code provides that Indiana corporations have the power to indemnify their directors, officers, employees and agents against certain expenses and liabilities in connection with actions, suits and proceedings and the power to maintain certain insurance policies against liabilities incurred by such officers, directors, employees and agents.

         The Corporation maintains insurance policies that provide for indemnification of directors, officers, employees and agents against certain liabilities.

Item 8.  Exhibits
         ________

         Exhibit No.
         ___________

              5       - Opinion of Steven L. Zeller, Esq., Vice
                        President-Law and External Affairs and
                        Secretary of the Corporation, with respect to securities registered hereunder.

             24       - Consent of Arthur Andersen & Co.

             25       - Power of Attorney

Item 9.  Undertakings
         ____________

         1.  The Corporation hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration state; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(page)
                            SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana on the 20 day of October, 1994.

                                    CUMMINS ENGINE COMPANY, INC.



                                    by: /s/ Steven L. Zeller
                                        ____________________
                                        Steven L. Zeller
                                        Vice President-Law and
                                        External Affairs and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 20 day of October, 1994.

       Signatures


           *
________________________           Director and President and
     J. A. Henderson               Chief Executive Officer
                                   (Principal Executive Officer)


           *
________________________           Director and Executive Vice
     T. M. Solso                   President and Chief Operating
                                   Officer


           *
________________________           Director and Chairman of the Board
     H. B. Schacht


           *
________________________           Director and Chairman of the
     J. I. Miller                  Executive Committee


           *
________________________           Director
     H. Brown


           *
________________________           Director
     R. J. Darnall


           *
________________________           Director
     J. D. Donaldson


           *
________________________           Director
     W. Y. Elisha


           *
________________________           Director
     H. H. Gray


           *
________________________           Vice President and Chief
     P. B. Hamilton                Financial Officer


           *
________________________           Vice President-Corporate Controller
     J. McLachlan                  (Principal Accounting Officer)


           *
________________________           Director
     D. G. Mead


           *
________________________           Director
     W. I. Miller


           *
________________________           Director
     D. S. Perkins


           *
________________________           Director
     W. D. Ruckelshaus


           *
________________________           Director
     F. A. Thomas


           *
________________________           Director
     J. L. Wilson




*By:   /s/Steven L. Zeller
       ___________________
       Steven L. Zeller
       Attorney-in-fact

                          EXHIBIT INDEX

                                                         Sequentially
Exhibit                                                    Numbered
Number                     Description                       Pages
_______         ___________________________________      ____________


   5            Opinion of Steven L. Zeller, Esq.,             8
                Vice President-Law and External
                Affairs and Secretary, with respect
                to securities registered hereunder.

  23            Consent of Arthur Andersen & Co.               9

  24            Power of Attorney                             10